UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices)				(Zip Code)

(415) 489-4940
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Transition and Separation of Cynthia Gaylor, Chief Financial Officer

On March 8, 2023, Cynthia Gaylor, the Company’s Chief Financial Officer and principal accounting and financial officer, notified the Company of her intention to resign. Ms. Gaylor’s planned departure is not a result of any disagreement regarding the Company’s financial statements or disclosures. The effective date of Ms. Gaylor’s resignation will be June 15, 2023, or such earlier date as determined by the Company or Ms. Gaylor (the “Separation Date”). Ms. Gaylor will continue to provide services to the Company in her current capacities to provide for the orderly transition of her duties through the Separation Date (the “Transition Period”). If mutually agreed, the Company may retain Ms. Gaylor for additional transition services after June 15, 2023.

On March 9, 2023, the Company entered into a transition services and separation agreement with Ms. Gaylor (the “Transition Agreement”), which provides for, among other things, the severance and vesting benefits contemplated in the Executive Severance and Change in Control Agreement, dated as of March 12, 2021, between the Company and Ms. Gaylor (the “Gaylor Severance Agreement”), as amended by that certain severance and acceleration enhancement letter with the Company, dated as of June 21, 2022, between the Company and Ms. Gaylor (the “First Amendment Letter”), as further amended by the Expanded Severance Letter as described and defined below (together with the First Amendment Letter, the “Amended Letters”). The Gaylor Severance Agreement was filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2021, and is incorporated by reference herein. The First Amendment Letter was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the SEC on June 22, 2022, and is incorporated by reference herein. The Form of the Expanded Severance Letter is filed herewith as Exhibit 10.3, and is incorporated by reference herein.

The Transition Agreement provides for the following benefits in consideration of her continued services during the Transition Period: (i) payment of Ms. Gaylor’s current base salary during the Transition Period, at the rate of $500,000 per year (the “Transition Salary”); (ii) continuation of health benefits; (iii) a restricted stock unit award, valued at $3.0 million as of the date of grant, with 100% of the shares underlying such award to vest on June 15, 2023 (the “Retention Grant”); (iv) a cash bonus of $1.0 million to become earned on June 15, 2023 (the “Retention Bonus”); and (v) continued vesting of Ms. Gaylor’s outstanding equity awards during the Transition Period, pursuant to the Transition Agreement, which includes a general release of claims in favor of the Company.

The Transition Agreement also provides that, following the termination of the Transition Period, and in exchange for Ms. Gaylor’s second general release of claims in favor of the Company, the Company will provide Ms. Gaylor the following benefits, in satisfaction of the Gaylor Severance Agreement and the Amendment Letters (collectively, the “Severance Benefits”): (i) a payment of $500,000 as cash severance, which amount represents 12 months of Ms. Gaylor’s base salary at the time of her resignation; (ii) a payment of $500,000 as bonus severance, which represents 100% of Ms. Gaylor’s target annual bonus amount for fiscal 2024; (iii) an additional bonus payment of up to approximately $150,000, which represents Ms. Gaylor’s target bonus for the performance period of February 1st through July 31st under the Company’s incentive plan for fiscal 2024, prorated for Ms. Gaylor’s days of service during that period (the “Prorated Bonus”); (iv) up to 12 months of COBRA coverage; and (v) vesting acceleration of Ms. Gaylor’s time-based equity awards as if she had remained employed through June 15, 2024.

The Transition Agreement further provides that, in the event that Ms. Gaylor is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the Transition Agreement) on or prior to June 15, 2023, in addition to the Severance Benefits, the Company shall provide Ms. Gaylor with the following benefits subject to Ms. Gaylor’s execution of a second general release of claims in favor of the Company: (i) payment of the remainder of the Transition Salary, payment of the Prorated Bonus and payment of the Retention Bonus, in each case as if Ms. Gaylor had remained employed through June 15, 2023; (ii) acceleration of vesting of Ms. Gaylor’s time-based equity awards as if she had remained employed through June 15, 2024; and (iii) full acceleration of vesting of the Retention Grant.

As required by the Gaylor PSUs (as defined below), Ms. Gaylor also remains eligible to vest in a portion of her outstanding performance-based restricted stock units (the “Gaylor PSUs”), to the extent that the Company achieves the applicable performance goals at the end of the applicable performance period, with the portion of shares achieved prorated based on the length of her employment, as though she remained employed through June 15, 2023, during the performance period. The Company’s Forms of PSU Agreement (the “PSU Agreements”), pursuant to which the Gaylor PSUs were granted, were filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on September 6, 2019 and Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on June 9, 2022, and are each incorporated by reference herein.

Additionally, as agreed in the Gaylor Severance Agreement and further reflected in the Transition Agreement, in the event that the Company is subject to a “Change in Control” (as such term is defined in the Gaylor Severance Agreement) on or prior to September 15, 2023, the Company shall provide Ms. Gaylor with the following benefits subject to Ms. Gaylor executing a general release of claims in favor of the Company: (i) 100% acceleration of vesting of Ms. Gaylor’s remaining unvested time-based equity awards and (ii) the Gaylor PSUs shall vest in accordance with the PSU Agreements, as though she remained employed through June 15, 2023.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 hereto.

(c)     Robert Chatwani, President and General Manager, Growth

On March 7, 2023, the board of directors (the “Board”) of the Company designated Robert Chatwani, the Company’s President and General Manager, Growth, as an “officer” within the meaning of Section 16 of, and Rule 16a-1(f) of the rules promulgated under, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), effective immediately.

Mr. Chatwani, age 47, has served as our President and General Manager, Growth since February 22, 2023. From March 2017 to February 2023, he served as Chief Marketing Officer at Atlassian, Inc., a SaaS company. Prior to Atlassian, he served as Chief Revenue & Marketing Officer for social e-commerce platform Spring. He also previously served in various roles of increasing responsibility at eBay Inc., including most recently as Chief Marketing Officer of North America. Mr. Chatwani holds a B.S. in marketing from DePaul University and an MBA from UC Berkeley Haas School of Business.

Mr. Chatwani does not have any family relationships with any of the Company’s directors or executive officers and, since the beginning of the Company’s last fiscal year, there have been no transactions between the Company and Mr. Chatwani or any member of his immediate family that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act"), except for the arrangements described in this Current Report on Form 8-K.

Pursuant to his offer letter (the “Chatwani Offer Letter”), Mr. Chatwani will (i) receive an annual base salary of $510,000; (ii) be eligible to receive a cash bonus of up to 100% of his annual base salary, subject to the achievement of certain performance criteria; (iii) receive a one-time signing bonus of $1,000,000, subject to his continued employment or service with the Company on the one-year anniversary of his start date; (iv) be eligible to receive an initial award of restricted stock units with a target value of $20,000,000 (the “Chatwani New Hire RSUs”), and which shall vest over four years, subject to his continued employment or service with the Company on each vesting date; and (v) be eligible to receive an additional award of restricted stock units with a target value of $5,000,000 (the “Chatwani Additional RSUs”), which shall vest in equal quarterly installments over two years, subject to his continued employment or service with the Company on such date. The foregoing description of the Chatwani Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Chatwani Offer Letter, which is filed as Exhibit 10.2 hereto.

Additionally, the Company has entered into an executive severance and change in control agreement (the “Chatwani Severance Agreement”) with Mr. Chatwani, substantially in the form of executive severance and change in control agreements entered into with the Company’s other executive officers.

If Mr. Chatwani experiences a Qualifying Termination (as defined in the Chatwani Severance Agreement), subject to certain conditions, including Mr. Chatwani delivering a release of all employment related obligations of and claims and causes of action against the Company, and depending on whether the Qualifying Termination occurs during a Control Period (as defined in the Chatwani Severance Agreement), the Company shall provide Mr. Chatwani with certain severance benefits, including: (i) severance pay consisting of Mr. Chatwani’s salary and up to 50% of Mr. Chatwani’s target annual bonus, (ii) payment of Mr. Chatwani’s COBRA premiums of up to six months, and (iii) partial vesting acceleration of outstanding non-performance equity compensation awards.

The foregoing description of the Chatwani Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Chatwani Severance Agreement, which is filed as Exhibit 10.3 hereto.

The Company has entered into its standard form of Indemnification Agreement with Mr. Chatwani. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 on Form 8-K filed with the SEC on December 3, 2020 and incorporated by reference herein.

(e)     Enhanced Severance Benefits

Previously, the Company entered into amendments (each, a "Severance Agreement Amendment") to the existing Executive Severance and Change in Control Agreements with each of Cynthia Gaylor, the Company’s Chief Financial Officer; Stephen Shute, the Company’s President, Worldwide Field Operations; Inhi Cho Suh, the Company’s President of Product and Technology; and James Shaughnessy, the Company’s Chief Legal Officer (the "Covered Officers"), pursuant to which the Company will provide certain enhanced benefits (the "Enhanced Severance Benefits") to each of the Covered Officers in the event of their termination without “Cause” (as defined in their existing Executive Severance and Change in Control Agreements).

The Enhanced Severance Benefits for Ms. Gaylor, Mr. Shaughnessy and Mr. Shute are described in the Company’s Form 8-K filed with the SEC on June 22, 2022, and are qualified in their entirety by reference to the full text of the applicable Severance Agreement Amendment, which were filed as Exhibits 10.2, 10.3, and 10.4 thereto, respectively. The Enhanced Severance Benefits for Ms. Suh are described in the Company’s Form 8-K filed with the SEC on September 8, 2022, and are qualified in its entirety by reference to the full text of the applicable Severance Agreement Amendment, which was filed as Exhibit 10.3.

On March 7, 2023, the Board approved amendments to the Severance Agreement Amendments with each of the Covered Officers (each, an "Expanded Severance Letter") to extend the period of time during which the Company will provide the Enhanced Severance Benefits to December 31, 2023 (instead of June 21, 2023). All other terms and conditions of the existing Executive Severance and Change in Control Agreements and Severance Agreement Amendments remain unchanged.

The Board also approved amendments to Mr. Chatwani’s Severance Agreement (the “Chatwani Severance Agreement Amendment”) to provide substantially the same enhanced benefits in the event of his termination without “Cause” (as defined in the Chatwani Severance Agreement) until December 31, 2023, such that he would receive (i) 12 months of base salary severance, (ii) a payment equal to 100% of his target bonus, (iii) 12 months of COBRA coverage and (iv) 12 months of vesting acceleration under the time-based restricted stock unit awards granted under the Chatwani Offer Letter. All other terms and conditions of the Chatwani’s Severance Agreement remain unchanged.

The foregoing descriptions of the Expanded Severance Letters are not complete and are qualified in their entirety by reference to the full text of the form of Expanded Severance Letter, which is filed as Exhibit 10.4 hereto.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Transition Services and Separation Agreement, dated March 9, 2023, by and between Cynthia Gaylor and DocuSign, Inc.
10.2	Offer Letter, dated as of January 3, 2023, by and between the Registrant and Robert Chatwani.
10.3	Executive Severance and Change in Control Agreement, dated as of January 3, 2023, by and between the Registrant and Robert Chatwani.
10.4	Form of Expanded Severance Letter.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 10, 2023

DOCUSIGN, INC.

By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Chief Legal Officer